UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2008

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THINK PARTNERSHIP INC.

 (Exact name of registrant as specified in its charter)

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Nevada	001-32442	87-0450450
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15550 Lightwave Drive

3rd Floor

Clearwater, Florida 33760

(Address of Principal Executive Office) (Zip Code)

(727) 324-0046

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On June 25, 2008, Think Partnership Inc. d.b.a. Kowabunga! Inc. (the “Company”) entered into a Master Consent to Loan Documents and First Amendment to Loan Agreement and Amended and Restated Revolving Credit Promissory Note with Wachovia Bank, N.A. (“Wachovia”).  The agreement amended and restated the Loan Agreement dated as of February 27, 2008 between Wachovia and the Company.  The credit facility consists of a $15 million revolving loan facility, evidenced by the Amended and Restated Revolving Credit Promissory Note (the “Revolving Credit Note”), and a $5.0 million term loan, represented by the Amended and Restated Term Promissory Note (the “Term Note” and together with the Revolving Credit Note, the “Notes”). The following description of the various terms of the credit and loan facilities does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Notes, the Amended and Restated Security Agreement and the Amended and Restated Guaranty Agreement which the Company has filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 to it’s Current Report on Form 8-K dated February 28, 2008 and the Master Consent to Loan Documents and First Amendment to Loan Agreement and Amended and Restated Revolving Credit Promissory Note which is filed as  Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Covenants.  As detailed further in the amendment, the Company is limited to borrowings under the revolving facility equal to 1.75 times its trailing pro forma adjusted EBITDA (provided, however, that for the time period from April 1, 2008 to December 31, 2008, such calculation shall be 2.00 times the 12 months trailing EBITDA of Borrower).  Further, so long as there remain any amounts outstanding under the credit facility, the Company is required to maintain: (1) a “Total Debt to EBITDA Ratio” of not less than 2.00 to 1.00, calculated quarterly on a rolling four quarters basis; and (2) a “Fixed Charge Coverage Ratio” of not less than 2.50 to 1.00, calculated quarterly on a rolling four quarters basis.  In addition, the Company may not: (a) make capital expenditures during any year exceeding $2 million; (b) borrow more than $5 million excluding amounts owed on the Wachovia term and revolving loans; and (c) declare or pay dividends equal to more than 50% of its net income in any particular year.  Additionally, so long as the credit facility remains in effect, the Company may not acquire any business that is not in an electronic commerce line of business and each acquired business must demonstrate positive EBITDA for the most recent twelve (12) month period then ended, both prior to the acquisition and after giving effect thereto. The Company may not purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of capital stock in an amount in excess of 75% of Free Cash Flow for such trailing four quarter basis and, in any event, in an amount not to exceed $5,000,000 in the aggregate from the Closing Date to the Maturity Date, as those terms are defined in the Loan Agreement.

Guarantor Sale. As detailed further in the amendment , the Company agreed to submit all net proceeds from the sale of Guarantors to the Bank and to consent to the reduction of principal amounts available under the Revolving Credit Note and amendments to the maximum availability.

Item 9.01

Financial Statements and Exhibits.

(d)

(d)  Exhibits

Exhibit Number	Description
10.1	Master Consent to Loan Documents and First Amendment to Loan Agreement and Amended and Restated Revolving Credit Promissory

CAUTIONARY STATEMENT REGARDING EXHIBITS

The representations, warranties and covenants made by the Company or any subsidiary of the Company in any agreement filed as an exhibit to this Current Report on Form 8-K or in any amendment hereto are made solely for the benefit of the parties to the agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement, and should not be deemed to be representations, warranties or covenants to, or with, any third party.  Moreover, these representations, warranties and covenants should not be relied on as accurately describing or reflecting the current state of the Company’s affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINK PARTNERSHIP INC.

By:	/s/ Jody Brown
Jody Brown Chief Financial Officer

Date:  June 30, 2008